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ING Investment Management | May 22, 2012

ING Portfolio Changes	TALKING POINTS

ING American Funds Growth Portfolio to be merged into ING Large Cap Growth Portfolio

On January 12, 2012, the Board of Trustees of ING Investors Trust approved a proposal to reorganize ING American Funds Growth Portfolio with and into ING Large Cap Growth Portfolio. Subject to shareholder approval, this reorganization will take place on or about July 20, 2012. Following the reorganization, ING American Funds Growth Portfolio shareholders will hold shares of ING Large Cap Growth Portfolio. The Reorganization expenses will be borne by ING Investments (or an affiliate).

Merger Details

•            Effective Date: Friday, July 20, 2012.

•            Approved by the ING Board as in the interest of shareholders.

•            Intended to qualify for federal income tax purposes as a tax-free reorganization.

•            A proxy statement/prospectus detailing the proposed Reorganization is expected to be mailed to the disappearing portfolio’s shareholders on or about May 15, 2012.

•            A shareholder meeting for the proposed Reorganization is scheduled to be held on or about June 28, 2012.

Rationale for Reorganization

•            The Board approved the ING American Funds Growth Portfolio merger into ING Large Cap Growth Portfolio after considering a number of factors, including investment performance (provided below), fees and expenses (summarized below), the similarities and differences in investment styles, and potential alternative portfolios than could have served as a merger partner for American Funds Growth Portfolio other than Large Cap Growth Portfolio.

Similarities and Differences Between the Portfolios

•            Both Portfolios have substantially similar investment objectives of long-term capital growth.

•            Both Portfolios declare and pay dividends from net investment income at least annually.

•            ING American Funds Growth Portfolio uses the S&P 500 Index as its benchmark, while the ING Large Cap Portfolio uses Russell 1000 Growth Index.

•            ING American Funds Growth Portfolio seeks to achieve its investment objective by investing all of its assets in Class 2 of the Master Fund.  By contrast, ING Large Cap Portfolio seeks to achieve its investment objective by investing directly in securities.

•            ING American Funds Growth Portfolio seeks to invest in attractively valued companies that, in its opinion, represent good, long-term investment opportunities, primarily through fundamental analysis.

•            ING Large Cap Growth Portfolio uses a stock selection process that combines rigorous fundamental securities analysis with quantitative screens to identify the stocks of large capitalization companies with strong business momentum that demonstrate relative price strength, and have a perceived value not reflected in the current price.

•            The risks of investing are similar in both portfolios, with the exceptions that ING American Funds Growth Portfolio may invest in small- and mid-size companies, while ING Large Cap Growth Portfolio can invest in Derivative Instruments, may engage in Securities Lending and may invest in Other Investment Companies.

•            The gross expenses of Large Cap Growth Portfolio are higher than the gross expenses of American Funds Growth Portfolio; however, DSL and the Distributor have agreed to waive certain expenses such that the net expenses of Large Cap Growth Portfolio will be less than the current net expenses of American Funds Growth Portfolio through at least May 1, 2014.

For internal use only.  Not for inspection by, distribution or quotation to, the general public.

Performance Comparison (% as of 12/31/11)

Average Annual Total Returns %	1 Year	5 Years	10 Years (or life of the class)		Inception Date
American Funds Growth Portfolio	(4.78)	(0.59)	4.81		09/02/03
S&P 500 Index(1)	2.11	(0.25)	4.79	(2)	—
Large Cap Growth Portfolio — Class ADV	1.88	5.65	5.65		12/29/06
Large Cap Growth Portfolio — Class S (adjusted)	1.88	5.75	5.64		05/03/04
Russell 1000 Growth Index(1)	2.64	2.50	4.35	(2)

(1)          The index returns do not reflect deductions for fees, expenses or taxes.

(2)          Reflects performance since the date closest to the Class’ inception for which data is available.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by contacting your local representative. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

Please see the Proxy Statement/Prospectus for additional performance and risk information.

Expense Ratio Comparison (Total New Expenses by Share Class After Waivers and Expenses)*

Annual Portfolio Operating Expenses (expenses you pay each year as a % of the value of your investment)	American Funds Growth Portfolio(1)		Large Cap Growth Portfolio – Class ADV		Large Cap Growth Portfolio Class ADV Pro Forma
Management Fee	0.32	%(2)	0.55%		0.55%
Distribution and/or Shareholder Services (12b-1) Fees	0.75	%(3)	0.75%		0.75%
Other Expenses	0.05%		0.14%		0.14%
Total Annual Portfolio Operating Expenses	1.12%		1.44%		1.44%
Waivers and Reimbursements	—		(0.24	)%(4),(5)	(0.37	)(4),(6)
Total Annual Portfolio Operating Expenses (After Waivers and Reimbursements)	1.12%		1.20%		1.07%

(1) This table and the Expense Examples below reflect the aggregate expenses of both the American Funds Growth Portfolio and the fund in which it invests, the American Funds Insurance Series® Growth Fund (“Master Fund”).

(2) Based on the management fee of the Master Fund of 0.32%. The adviser does not charge a management fee when the assets of the American Funds Growth Portfolio are invested in the Master Fund.

(3) Includes a 0.25% shareholder services fee paid by shareholders of the Class 2 shares of the Master Fund, including the Portfolio.

(4) The adviser is contractually obligated to limit expenses to 1.20% for Class ADV shares through May 1, 2014. This obligation does not extend to interest, taxes, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses. This obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days of the end of the current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years.

(5) The Distributor is contractually obligated to waive 0.15% of Class ADV shares’ distribution fee through May 1, 2014. There is no guarantee that the distribution fee waiver will continue after May 1, 2014. The distribution fee waiver will only renew if the Distributor elects to renew it.

(6) The Distributor is contractually obligated to waive 0.15% of Class ADV shares’ distribution fee through May 1, 2014. There is no guarantee that the distribution fee waiver will continue after May 1, 2014. Subject to shareholder approval of the Reorganization, the Distributor is contractually obligated to waive an additional 0.13% of the distribution fee through May 1, 2014. There is no guarantee that the distribution fee waiver will continue after May 1, 2014. This distribution fee waiver will only renew if the Distributor elects to renew it.

Contents of this communication may contain information regarding past performance, market opinions, competitor data, projections, forecasts and other forward-looking statements that cannot be shared with clients, prospective clients or current investors of ING investment products.  The information presented has been obtained from sources ING Investment Management (“ING IM”) deems to be reliable, however, this data is subject to unintentional errors, omissions and changes prior to distribution without notice. This information is provided to ING IM employees for internal or educational use only and cannot be used as sales or marketing material, nor can it be distributed outside of the firm. Please only use compliance-approved marketing materials with clients and prospects. These materials contain compliant sales language, appropriate risk disclosures and other relevant disclaimers that provides a sound basis for evaluating our investment products and services. This information cannot be reproduced in whole or in part in any manner without the prior permission of an ING IM Compliance Officer.

For internal use only.  Not for inspection by, distribution or quotation to, the general public.

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